UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2007

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On October 11, 2007, the Compensation Committee of the registrant’s Board of Directors adopted a Change in Control Severance Benefit Plan covering certain eligible employees of the registrant. Under the plan, the following executive officers will be eligible to receive the benefits described below following a covered termination involving a change in control:

Executive Officer	Cash Payments		Extended Health Plan Benefits[3]	Vesting Acceleration[4]
	Salary[1]	Bonus[2]
Harry Stylli President and Chief Executive Officer	24 months	150%	18 months	100%[5]

Paul Hawran Principal Financial Officer	12 months	100%	12 months	24 months

Charles Cantor Chief Scientific Officer	12 months	100%	12 months	24 months

Elizabeth Dragon Senior Vice President, R & D	12 months	100%	12 months	24 months

Clarke Neumann Vice President & General Counsel	12 months	100%	12 months	24 months

1.	The plan provides for a monthly cash payment that is equivalent to the participant’s monthly base salary for the specified number of months; provided, that solely in the case of Dr. Stylli, the benefit will be reduced during the last six months for any salary received from other full-time employment during the benefit period.
2.	The plan provides for a lump-sum payment of the specified percentage of the participant’s annual target bonus.
3.	The plan provides for the payment of medical, dental and vision plan premiums for the specified number of months.
4.	The plan provides generally for accelerated vesting of all outstanding stock awards subject to time-based vesting (and the lapse of any repurchase rights) for a specified number of monthly vesting installments.
5.	All unvested stock awards will vest (and all repurchase rights will lapse), whether the awards are subject to time-based vesting or performance-based vesting.

A copy of the Change in Control Severance Benefit Plan is attached to this Current Report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Change in Control Severance Benefit Plan

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

	By:	/s/ Harry Stylli
Date: October 15, 2007		Harry Stylli
President and Chief Executive Officer

3.

Exhibit Index

99.1	Change in Control Severance Benefit Plan